Exhibit 99.1

Solbright and M2M Spectrum Networks complete merger to create Iota Communications, Inc.

Iota Communications to be the first publicly-traded, pure-play, fully-featured IoT network operating company in the U.S.

New Hope, PA, September 6, 2018 -- Solbright Group, Inc. (OTCQB: SBRT), an industrial AI, machine learning and energy management company providing Internet of Things (IoT) solutions for commercial and industrial facilities, and M2M Spectrum Networks, LLC, the fast-growing, national, dedicated IoT network access and IoT solutions company, today announced the completion of their merger to create Iota Communications, Inc. (Iota).

Initially announced on July 31, 2018, the merger brings together two companies at the leading edge of the proliferation of the IoT to form a new company that is the first publicly-traded, pure-play, fully-featured IoT network operating company in the U.S.

Prior to the merger, the companies entered into a partnership to create a fully-integrated suite of solutions for commercial facilities, called SFNet, which is a comprehensive, next-generation Smart Facilities line of products that includes IoT-enabled security, asset tracking, facilities management, energy management, predictive maintenance and other services. The unique value proposition of the combined company includes reducing energy costs, increasing asset values, lowering maintenance and increasing productivity at a fraction of the cost of prevailing solutions, resulting in an attractive return on investment for customers.

Under the terms of the merger agreement, Spectrum Networks Group, LLC, the majority owner of M2M, converted its previous $5 million investment into Solbright common stock at $1.00 per share. Solbright, which had 38.39 million shares outstanding pre-merger, acquired 100 percent of M2M inexchange for 152.84 million shares of Solbright common stock andthe issuance of warrants to acquire an additional 18.28 million shares of Solbright common stock.

With the merger complete, Iota will receive significant funding capability from M2M over the next 18 months and will seek to change its stock trading symbol to reflect the new name while applying for an up-listing of its shares to a major exchange.

The company also announced today the appointment of Barclay Knapp as Chairman of the Board and Chief Executive Officer and Terrence DeFranco as President and Chief Financial Officer, who will maintain his position on the board of directors.

Mr. Knapp, 61, has been a successful telecommunications industry executive for more than 35 years. Prior to co-founding M2M Spectrum Networks, LLC, he served as the Chairman and CEO of ProCapital Group, LLC, a management advisory group focused on developing high-growth companies.

Previously, Mr. Knapp was a co-founder and President of Cellular Communications, Inc. (CCI/Cellular One) in 1983, the first cellular company in the U.S. to go public. After more than 10 years of industry-pioneering operations, in the mid-‘90s Mr. Knapp facilitated the sale of CCI/Cellular One and its two international affiliates for total valuations of $6 billion.

In 1993, Mr. Knapp co-founded and was CEO of NTL, Inc. (now Virgin Media Inc.), and grew the company into what is now the largest cable and broadband provider in the U.K. In 1998, The Financial Times named him “Telecommunications Executive of the Year.”

Mr. Knapp earned a BA in Mathematics from The Johns Hopkins University and an MBA from Harvard Business School. He is currently a Fellow in the Center for Financial Economics at The Johns Hopkins University.

Mr. DeFranco, 52, has extensive experience in management, operations and finance of emerging middle market companies. His background is primarily in the area of corporate finance, previously serving as head of investment banking for Baird, Patrick & Co., Inc., and head of investment banking and founding partner of Burlington Securities Corp. He began his career on Wall Street in 1991 with UBS.

From 2004 to 2012, Mr. DeFranco served as Chairman and CEO of Edentify, Inc., a financial risk management software company. Since January, 2013, Mr. DeFranco served as the CEO and President of Solbright Group, Inc. He is a graduate of the University of North Carolina at Chapel Hill with a BA in Economics.

With offices in New Hope, PA, Phoenix, AZ, Newark, NJ, Charleston, SC, and Jacksonville, FL, Iota seeks to become the preeminent provider of comprehensive solutions for creating, connecting and managing communications for the commercial IoT by leveraging M2M’s best in class, end to end network connectivity employing FCC-licensed radio spectrum which ensures ubiquitous and high-quality connectivity of devices. Iota has established considerable traction for these solutions in multiple verticals, including healthcare, agriculture, logistics and geo-marketing.

Additionally, Iota leverages a robust IoT cloud platform buttressed with the BrightAI analytics platform developed by Solbright and integrated with its commercial LED, HVAC and solar engineering, procurement and construction services, all of which facilitate the further development of SFNet.

To learn more about the Solbright-M2M merger, visit this special FAQ page at https://www.solbrightgroup.com/solbright-iota-faqs.

To learn more about M2M/Iota Communications, visit their website at https://www.iotacommunications.com.

To learn more about Solbright Group, visit their website at https://www.solbrightgroup.com.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving Solbright Group, Inc. ("Solbright"), Iota Networks, LLC ("Iota"), M2M Spectrum Networks, LLC ("M2M") and Spectrum Networks Group, LLC ("Spectrum"). The adoption of the Agreement and Plan of Merger and Reorganization and the approval of the transactions contemplated thereby will be submitted to the stockholders of Solbright for their consideration, and Solbright will file relevant materials with the Securities and Exchange Commission (the "SEC"), including a definitive information statement, which will be mailed to Solbright stockholders. However, such documents are not currently available.

Investors and security holders may obtain free copies of the definitive information statement, any amendments or supplements thereto and other documents containing important information about each of Solbright and M2M, once such documents are filed by Solbright with the SEC, through the website maintained by the SEC at www.sec.gov. In addition, copies of the documents filed with the SEC by Solbright will be available free of charge under the heading "SEC Filings" within the "Investor Relations" section of Solbright's website at www.solbrightgroup.com or by contacting Solbright's Investor Relations Department at One Gateway Center, 26th Floor, Newark, NJ 07102, Attn: Investor Relations; by telephone: (973) 339-3855; or by email: investors@solbrightgroup.com.

Forward-Looking Statement

Certain information contained in this press release includes "forward-looking statements" related to our regulatory submissions and projected cash position. We may, in some cases use terms such as "predicts," "believes," "potential," "continue," "anticipates," "estimates," "expects," "plans," "intends," "may," "could," "might," "likely," "will," "should" or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements regarding our ability to succeed in completing the merger, implementing the post-merger business strategy, and unforeseen market factors or events in our business development plans and the other risks set forth our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SOURCE Solbright Group, Inc.

Related Links

http://www.solbrightgroup.com